EXHIBIT 10.11

ROYAL FINANCIAL, INC.

SEVERANCE BENEFITS PLAN

TABLE OF CONTENTS

Page

Article 1	GENERAL	1

1.1	Purpose	1

1.2	Effective Date	1

1.3	Definitions	1

1.4	Controlling Authority	2

1.5	Sole Source of Severance Benefits	2

Article 2	ELIGIBILITY AND BENEFITS	3

2.1	Eligibility	3

2.2	Eligibility Exclusions	3

2.3	Severance Pay	3

2.4	Form and Payment of Severance Benefits	4

2.5	Lump Sum Death Benefit	4

2.6	Other Benefits	4

Article 3	PLAN ADMINISTRATION	5

3.1	Administration of Plan	5

3.2	Rules and Procedures	6

3.3	Claims Procedure	6

3.4	Actions of the Plan Administrator	6

3.5	Delegation	6

3.6	Reliance on Experts	7

Article 4	LIMITATIONS AND LIABILITIES	7

4.1	Non-guarantee of Employment	7

4.2	Non-alienation of Assets and Benefits	7

4.3	Limitation of Liability	7

4.4	Indemnification	7

Article 5	FUNDING	7

5.1	Funding	7

Article 6	EMPLOYERS AND SUCCESSORS	8

6.1	Obligation of Employers	8

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TABL OF CONTENTS
(continued)

Page

6.2	Cooperation by Each Employer	8

6.3	Successors	8

Article 7	AMENDMENT AND TERMINATION	8

7.1	General	8

7.2	Amendments	8

7.3	Effect of Change in Control	8

Article 8	MISCELLANEOUS PROVISIONS	9

8.1	ERISA	9

8.2	Applicable Law	11

8.3	Exclusive Benefit of Participants	11

8.4	Agent for Service of Process	11

8.5	Confidential Information	11

8.6	Recovery of Payments Made in Error	11

8.7	Severability	12

8.8	Code Section 409A	12

ii

ROYAL FINANCIAL, INC.
SEVERANCE BENEFITS PLAN

ARTICLE 1

GENERAL

1.1           Purpose.  It is the intention of Royal Financial, Inc. (the “Company”) to create and maintain this Severance Benefits Plan (the “Plan”) to provide Eligible Employees with income after termination of employment under the circumstances described herein.

1.2           Effective Date.  The Plan shall become effective on September 23, 2008.

1.3           Definitions.  Each term defined herein shall be given its defined meaning wherever used in this document, unless the context requires otherwise.

“Bank” means Royal Savings Bank and any successor thereto.

“Base Weekly Pay” means with respect to:  (a) a salaried Eligible Employee, the Eligible Employee’s base annual salary as of the Severance Event, divided by 52, and (b) an hourly Eligible Employee, the Eligible Employee’s average weekly earnings based on such Eligible Employee’s straight time earnings for the fifty-two (52) week (or, if fewer, the number of the Eligible Employee’s full weeks of employment) period ending with the last full week preceding the Severance Event.

“Beneficiary” means the person or persons designated by an Eligible Employee to receive the payment described in Section 2.5 in the event of the Eligible Employee’s death while receiving Severance Pay.  Such designation shall be filed with the Plan Administrator on such form as the Plan Administrator may prescribe.  In the event an Eligible Employee fails to properly file a designation, then the “Beneficiary” shall be the Eligible Employee’s estate.

“Company” means Royal Financial, Inc. and any successor thereto.

“Eligible Employee” means an Employee employed by an Employer and who has satisfied all conditions of eligibility as provided in Section 2.1.

“Employee” means an individual employed as a regular full-time or regular part-time employee on the payroll of an Employer and paid by the Employer on a W-2 basis.  The term “Employee” does not include individuals classified as independent contractors, leased employees, or temporary employees.

“Employer” means the Bank, the Company and any subsidiary or affiliate thereof which has adopted the Plan.

“Exempt Employee” means an Employee classified by an Employer in its discretion as exempt for payroll purposes.

“Non-Exempt Employee” means an Employee classified by an Employer in its discretion as non-exempt for payroll purposes.

“Part-Time Employee” means an Employee classified by an Employer in its discretion as part-time.

“Plan Administrator” means Kelly Wilson, Senior Vice President of the Company, or such other person or entity designated to administer the Plan and be the named fiduciary thereof.

“Plan Year” means beginning January 1 and ending December 31 each year, provided that the first Plan Year shall mean the period commencing on the Effective Date and ending on the following December 31.

“Severance Event” shall mean an Employer-initiated termination of an Eligible Employee’s employment with an Employer due to reasons other than for misconduct or unsatisfactory performance below acceptable standards pursuant to the Employer’s policy applicable to the Eligible Employee.  Any Employee-initiated termination shall not constitute a Severance Event.

“Severance Pay” means the benefit provided pursuant to Section 2.3.

“Week of Severance Pay” shall mean an amount equal to an Eligible Employee’s Base Weekly Pay determined as of the Severance Event.

“Year of Service” means each full year of continuous employment with an Employer, including years worked prior to adoption of this Plan.  Years of Service with an Employer shall be credited as Years of Service under the Plan.  For purposes hereof, if an Employee has had a termination of employment prior to the Effective Date and was subsequently reemployed by an Employer prior to the Effective Date, for the sole purpose of computing the amount of Severance Pay under the Plan, his Years of Service shall be computed from his or her reemployment date.

1.4           Controlling Authority.  This Plan document is the sole and controlling source of rights under the Plan.  This Plan may only be amended in accordance with Article 7 herein.

1.5           Sole Source of Severance Benefits.  This Plan shall be the sole source of severance benefits applicable to any Employee who is an Eligible Employee.  No Employee, officer or director of the Company or the Bank may promise or grant severance benefits to any Employee except as provided herein and any other agreement or representation to the contrary is null and void unless expressly approved in writing by the Board of Directors or Chief Executive Officer of the Company or the Bank. When such an agreement exists, its terms and conditions shall apply and the Employee shall no longer be eligible to receive benefits under this Plan.

ARTICLE 2

ELIGIBILITY AND BENEFITS

2.1           Eligibility.  Except as provided in Section 2.2 and subject to all other exclusions contained in this Plan, an Employee will be eligible to receive Severance Pay if and only if:

(a)           his or her employment with all Employers is terminated in circumstances that constitute a Severance Event; and

(b)           he or she executes a release of claims as set forth in Appendix A.

2.2           Eligibility Exclusions.  Notwithstanding the foregoing, an Employee will not be eligible to receive Severance Pay under this Plan if he or she:

(a)           is a party to an employment, severance, special termination or similar agreement which provides for the payment of severance or similar benefits as a result of termination of employment; or

(b)           refuses to execute, or subsequently revokes, a release of claims as required by Section 2.1 hereof.

2.3           Severance Pay.  The Severance Pay provided by this Plan shall be determined based upon the number of Years of Service and Base Weekly Pay of an Eligible Employee and his or her classification at the time of the Severance Event as follows:

(a)           Any Eligible Employee classified as a Non-Exempt Employee or Part-Time Employee shall be entitled to receive a benefit equal to one (1) Week of Severance Pay for each full Year of Service as of the Severance Event.  Any Eligible Employee classified as an Exempt Employee shall be entitled to receive a benefit equal to two (2) Weeks of Severance Pay for each full Year of Service as of the Severance Event.

(b)           All benefits under the Plan shall be subject to a maximum benefit of 26 Weeks of Severance Pay and a minimum benefit of 2 Weeks of Severance Pay.

(c)           Notwithstanding any provision of this Section 2.3 to the contrary, Severance Pay shall be reduced by, or the Eligible Employee shall be obligated to refund to the Employer to the extent such Severance Pay was not so reduced, (i) the amount of unemployment compensation received by the Eligible Employee under any state or other governmental program during the period the Severance Pay is payable, and (ii) the amount of any other severance, separation, notice pay, or similar benefits paid to an Eligible Employee.

(d)           In the event an Eligible Employee who is receiving Severance Pay is reemployed by an Employer, the payment of Severance Pay under the Plan shall cease as of the date of reemployment.  If an Eligible Employee received Severance Pay in one lump sum and is reemployed by an Employer during a period of time during which the Eligible Employee would have been receiving Severance Pay if it was paid in installments, the Eligible Employee shall be required to repay to the Employer that portion of the lump sum payment attributable to the period of time from the date reemployment begins through the end of the period for which Severance Pay would have been paid if paid in installments.

(e)           Severance Pay shall be subject to all applicable federal and state deductions and withholding, and any sums owing to the Employer, and shall be paid in such manner as prescribed in Section 2.4.  The consideration for the execution of the release in Appendix A shall be the Severance Pay which the Eligible Employee would otherwise not be eligible to receive.

2.4           Form and Payment of Severance Benefits.  Severance Pay shall be paid in installments on the Company’s regular pay dates following termination of employment.  Installments shall commence as of the end of the first pay period that occurs on or after the date the Eligible Employee has executed the release of claims required by Section 2.1(c) and the seven-day period for revocation thereof has expired.  Installments shall continue until the earlier of the date that (i) the Eligible Employee dies (in which case the payment described in Section 2.5 shall be made to the Eligible Employee’s Beneficiary); or (ii) all Weeks of Severance Pay to which the Eligible Employee is entitled are paid.  The Employer reserves the right in its sole discretion to pay Severance Pay in a lump sum.

Any revocation of the release of claims must be made in writing and must be received by the Plan Administrator within such seven (7) day period.  An Eligible Employee who timely revokes the release shall not be eligible to receive any Severance Pay under the Plan.  Eligible Employees shall be advised to contact their personal attorney at their own expense to review the release if they so desire.

2.5           Lump Sum Death Benefit.  In the event that an Eligible Employee dies after a Severance Event and prior to the payment of all of the Weeks of Severance Pay to which Eligible Employee was entitled and the installments terminate pursuant to Section 2.4, then a lump sum death benefit shall be paid to the Beneficiary within thirty (30) days after the date of death.  The lump sum benefit shall be equal to the aggregate amount of the Weeks of Severance Pay to which the Eligible Employee was entitled but which had not been paid as of the date of death.  Notwithstanding the foregoing, in the event that as of the date of death the Eligible Employee had not executed the release described in Section 2.1(c), or if executed, the time for revocation had not expired, then the payment of the lump sum shall be subject to the execution by the Beneficiary of a release substantially similar in scope to the provisions of Appendix A.

2.6           Other Benefits.

(a)           Salaries, Wages and Vacation.  Any earned but unpaid salary or wages and any earned but unused vacation for which an Eligible Employee is eligible at time of termination of employment will be paid in a lump sum at time of termination of employment, subject to applicable federal and state withholding.  The period of time an Eligible Employee receives Severance Pay shall not constitute employment or compensation for purposes of computing vacation or other paid personal time off.

(b)           Subsidized Health Insurance.  Eligible Employees shall be permitted to elect to continue group health insurance coverage (including dependent coverage where applicable) in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).  The Employer shall pay the applicable premium for such coverage for a period of time (rounded to the full month) equal to the length of Severance Pay to which the Eligible Employee is entitled under the Plan, such premium to be based upon the contribution rates in effect for active employees of the Employer or its successor immediately prior to the Severance Event provided that the Employer will continue to deduct the Employee’s portion of the premium from each installment of Severance Pay.  The Employer shall subsidize an Eligible Employee’s COBRA premiums for at least one (1) month (rounded to the full month) following the Severance Event but for no longer than the earlier of: (i) six (6) months (rounded to the full month) following the Severance Event or (ii) the date COBRA coverage would otherwise end under Code Section 4980B or Section 406 of ERISA (e.g., the date the former employee becomes covered under another group health plan as an employee or otherwise).  If COBRA coverage extends beyond six (6) months following the Severance Event, COBRA shall be provided solely if the Eligible Employee contributes 100% of the applicable premium for such coverage.

(c)           General Limitations.  The severance benefits available to Eligible Employees are limited to the provisions herein.  All qualified or non-qualified retirement or other plan benefits for which the Eligible Employee may be eligible shall be governed by the applicable plan’s specific provisions.  The period of time an Eligible Employee receives Severance Pay shall not constitute employment, service, compensation or salary for purposes of determining participation in or benefits under any benefit plan for the Company or the Bank.

ARTICLE 3

PLAN ADMINISTRATION

3.1           Administration of Plan.  The Plan shall be administered by the Plan Administrator unless the Board of Directors of the Company (as constituted from time to time) (the “Board”), or the person or persons designated by the Board to carry out its duties or powers under the terms of this Plan, delegates such authority to another party.

The Plan Administrator shall have authority to control and manage the operation and administration of the Plan including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein.  Without limiting the generality of the foregoing, and in addition to the other powers set forth in the Plan, the Plan Administrator shall have the following express discretionary authorities:

(a)           to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)           to prescribe procedures to be followed by participants for filing requests and elections under the Plan;

(c)           to prepare and distribute, in such manner as determined to be appropriate, information explaining the Plan;

(d)           to receive or request from the Employers or Eligible Employees such information as shall be necessary for the proper administration of the Plan;

(e)           to furnish the Employers upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate; and

(f)           to determine the amounts available to provide a benefit and to administer the claims procedure.

3.2           Rules and Procedures.  The Plan Administrator may adopt such rules, regulations and bylaws as it deems necessary or desirable.

3.3           Claims Procedure.

(a)           Any Employee (or his or her representative) who believes that he is entitled to a benefit under the Plan in an amount greater than he has received may file a claim for such benefit by writing to the Plan Administrator.

(b)           Every claim which is properly filed shall be answered in writing within ninety (90) days (or one hundred and eighty (180) days if special circumstances require an extension of time for processing the claim) of receipt stating whether the claim is granted or denied.  If the claim is denied, the claimant (or his or her representative) shall be provided, in writing and written in a manner calculated to be understood by the claimant, specific reasons for denial; specific reference to the pertinent Plan provisions on which the denial is based; a description of any information necessary for the claimant to perfect a claim including an explanation of why such information is necessary; and an explanation of the Plan’s claim appeal procedure including steps to be taken to submit the claim for review.

(c)           Within sixty (60) days after notice that a claim is denied, the claimant (or his or her representative) may file a written appeal to the Plan Administrator which shall include any comments, statements or documents the claimant may wish to provide.  Notice of the decision on appeal shall be sent to the claimant within sixty (60) days of its receipt (or one hundred twenty (120) days if special circumstances require an extension of time for processing the appeal).  In the event the claim is denied upon appeal, the notice shall set forth the reasons for denial written in a manner calculated to be understood by the claimant and specific reference to the pertinent provisions of the Plan on which the denial is based.  Any reasonable request from a claimant for documents or information relevant to his claim prior to his filing an appeal shall also be allowed.

3.4           Actions of the Plan Administrator.  All determinations, interpretations, rules, and decisions of the Plan Administrator or its delegate shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given deference in any judicial or other proceeding.

3.5           Delegation.  The Plan Administrator shall have the power to delegate specific duties, discretionary and other authorities and responsibilities to officers or employees of an Employer or other individuals or entities.  Any delegation by the Plan Administrator may allow further delegations by the individual or entity to whom the delegation is made.  Any delegation may be rescinded by the Plan Administrator at any time.  Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

3.6           Reliance on Experts.  The Plan Administrator and its delegates shall be entitled to rely on any and all schedules, reports, opinions or advice furnished by any duly appointed actuary, accountant, legal counsel, physician or other medical expert and any other duly appointed advisor.  Any such advisor may be a person, firm or other organization acting or employed in like capacity for an Employer.

ARTICLE 4

LIMITATIONS AND LIABILITIES

4.1           Non-guarantee of Employment.  Nothing contained in the Plan shall be construed as an agreement of employment, or as giving or conferring on any Eligible Employee the right to continued employment, or as a limitation on the right of an Employer to terminate the employment of an Eligible Employee, with or without cause.  Nor shall anything contained in the Plan affect the eligibility requirements under any other plans maintained by an Employer, nor give any Eligible Employee a right to coverage under any other plan.

4.2           Non-alienation of Assets and Benefits.  Except as may be required by applicable law, the benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Eligible Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

4.3           Limitation of Liability.  Neither an Employer nor the Plan Administrator shall be liable for any act or failure to act that is made in good faith pursuant to the provisions of the Plan or records of the Plan, Bank, Company, Employer or any employee benefit plans thereof, except to the extent required by applicable law.

4.4           Indemnification.  The Company and each Employer shall, to the extent permitted by its Certificate of Incorporation (or Articles of Incorporation) and Bylaws, and by the laws of the State in which it is incorporated, indemnify the Plan Administrator, and any employee, officer or director of an Employer, against any and all liabilities arising by reason of any act or omission made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

ARTICLE 5

FUNDING

5.1           Funding.  Benefits shall be paid out of the general assets of the Company or applicable Employer.  Neither the Company nor any other Employer shall be required to fund or otherwise provide for the payment of benefits in any manner.

ARTICLE 6

EMPLOYERS AND SUCCESSORS

6.1           Obligation of Employers.  Each Employer agrees to make all payments required hereunder to be made on behalf of Eligible Employees of such Employer, and agrees that the liability for making such payments and providing such benefits shall be the sole and exclusive obligation of such Employer.

6.2           Cooperation by Each Employer.  To enable the Plan Administrator to perform its functions, an Employer shall supply full and timely information to the Plan Administrator on all matters relating to Base Weekly Pay and Years of Service of all Employees and cause for termination of employment, and any other pertinent facts or information as the Plan Administrator, in its sole discretion, may require.

6.3           Successors.  This Plan shall inure to and be binding upon the successors and assigns of the Company and each Employer.  The Company and each Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company or any Employer expressly and unconditionally to assume and agree to perform the Company’s or such Employer’s obligations under this Plan, in the same manner and to the same extent that the Company or Employer would be required to perform if no such succession or assignment had taken place.

ARTICLE 7

AMENDMENT AND TERMINATION

7.1           General.  The Company reserves the right to amend and/or terminate the Plan at any time, prospectively or retroactively, and for any reason.

7.2           Amendments.  Any and all amendments shall be made in writing and shall be signed and approved by the Board of Directors of the Company (as constituted from time to time), or the person or persons designated by it to carry out its duties or powers under the terms of this Plan.

7.3           Effect of Change in Control.  Despite the provisions of Sections 7.1 and 7.2 above, following a Change in Control, the provisions of this Plan may not be amended or terminated in any manner if such amendment or termination would have an adverse effect in any way upon the computation or amount of or entitlement of Eligible Employees to Severance Pay under the Plan as in effect immediately prior to the Change in Control.

For purposes of this Section 7.3, a Change in Control shall mean:

(a)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”), provided, however, that the following shall not constitute a change in control:  (1) such person becomes a beneficial owner of 25% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Company, or (2) such person becomes a beneficial owner of 25% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Company, or

(b)           During any period of two consecutive years, individuals (the “Incumbent Board”), who at the beginning of such period constitute the Board, and any new director, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(c)           Consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

(d)           Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1           ERISA.

(a)           Any person or persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)           The Plan Administrator shall be a “named fiduciary” with respect to the Plan; however, its responsibilities as such shall be limited to the performance of those duties specifically assigned to it hereunder.  The Plan Administrator shall have no responsibility for the performance of any duty not specifically so assigned, except to the extent required by applicable law.

(c)           The Plan Administrator may allocate or delegate its responsibilities hereunder to persons who are not named fiduciaries.  The allocation or delegation of any fiduciary responsibility shall be in writing, and shall become effective upon the written acceptance thereof by the person or persons to whom such responsibilities are allocated or delegated.

(d)           The following information is provided to Eligible Employees in accordance with Department of Labor regulations:

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).  ERISA provides that you are entitled to:

1)	Examine, without charge, at the office of the Plan Administrator all Plan documents, including copies of all documents filed by the Plan with the U.S. Department of Labor.

2)	Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

3)	Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.  The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries.

No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.  If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial.  You have the right to have the Plan Administrator review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court.  In such case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for a benefit that is denied or ignored, in whole or in part, you may file suit in a state or federal court after first exhausting the Plan’s claim and appeal procedures.  If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about the statements made in this summary or your rights under ERISA, you may contact the Department of Labor at the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

8.2           Applicable Law.  This Plan shall be construed in accordance with federal law under ERISA; provided, that nothing in this Section 8.2 shall be construed as placing any restriction upon the right of an Employer acting pursuant to the Plan to take any action or to incur any liability that it is authorized to take or incur under its Certificate of Incorporation (or Articles of Incorporation) or Bylaws, or under the laws of the State in which it is incorporated, except to the extent that the same are superseded by applicable federal law.

8.3           Exclusive Benefit of Participants.  This Plan is for the exclusive benefit of Eligible Employees and their Beneficiaries.

8.4           Agent for Service of Process.  The Plan Administrator shall be the agent for service of process.

8.5           Confidential Information.  Eligible Employees may have access to trade secrets and other confidential and proprietary information (hereinafter “Confidential Information”) with regard to the business of the Employer.  Confidential Information includes without limitation, trade secrets, financial results and other information relating to the Employer’s practices in human resources, personnel, including salary programs, accounting, marketing, advertising, promotion, selling and distributing, price lists, customer lists, and research.  Recognizing that the disclosure or improper use of such Confidential Information will cause serious and irreparable injury to the Employer, Eligible Employees with such access acknowledge that (i) they will not at any time, directly or indirectly, disclose Confidential Information to any third party or otherwise use such Confidential Information for their own benefit or the benefit of others, (ii) payment of Severance Pay under the Plan shall cease if an Eligible Employee discloses or improperly uses such Confidential Information, and (iii) retention of Severance Pay under the Plan is conditioned upon the Eligible Employee not disclosing or improperly using such Confidential Information.  Furthermore, all Employer property (i.e., Confidential Information, keys, credit cards, documents and records, identification cards, equipment, car/mobile telephones, parking stickers, etc.) must be returned by an Eligible Employee as of the date his or her employment with the Employer terminates in order for such Eligible Employee to commence receiving Severance Pay under the Plan.

8.6           Recovery of Payments Made in Error.  An Eligible Employee shall be required to return to the Employer any Severance Pay payment, or portion thereof, that the Eligible Employee knew or reasonably should have known he or she was not entitled to or that he or she knew or reasonably should have known was paid in error.

8.7           Severability.  If any provision of the Plan is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

8.8           Code Section 409A.  To the extent any Severance Pay under this Plan must comply with the requirements of Internal Revenue Code Section 409A and all regulations issued thereunder, the Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

APPENDIX A

GENERAL RELEASE

The undersigned employee’s (hereinafter “EMPLOYEE”) employment with the Royal Financial, Inc., its subsidiaries and affiliates, including but not limited to Royal Savings Bank (collectively, the “Company”) is terminating on ______________, and EMPLOYEE has voluntarily agreed to the terms of this General Release in exchange for Severance Pay under the Royal Financial, Inc. Severance Benefits Plan (the “Plan”) to which EMPLOYEE otherwise would not be entitled.

NOW THEREFORE, in consideration for Severance Pay provided under the Plan, EMPLOYEE, on behalf of himself and his spouse, heirs, executors, administrators, children, and assigns, does hereby fully release and discharge the Company, its officers, directors, employees, agents, subsidiaries, divisions and their respective predecessors, benefit plans and their administrators, fiduciaries and insurers, successors, and assigns from any and all claims or demands for wages, back pay, front pay, attorney’s fees and other sums of money, insurance, benefits, contracts, controversies, agreements, promises, damages, costs, actions or causes of action and liabilities of any kind or character whatsoever, whether known or unknown, from the beginning of time to the date this General Release is executed, relating to his/her employment or termination of employment from the Company, including but not limited to any claims, actions or causes of action arising under the statutory, common law or other rules, orders or regulations of the United States or any State or political subdivision thereof including the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866 Illinois Human Rights Act, Illinois Wage Payment and Collection Act and under any other federal, state and local statute, ordinance, regulation, and order, under the common law, provided however, EMPLOYEE does not waive any  claims that cannot be released as a matter of law.

EMPLOYEE acknowledges that EMPLOYEE’S obligations pursuant to Section 8.5 of the Plan and any applicable policies of the Company, copies of which have been provided to EMPLOYEE, and under applicable law relating to the use or disclosure of confidential information shall continue to apply to EMPLOYEE.

This Release supersedes any and all other agreements between EMPLOYEE and the Company except agreements relating to proprietary or confidential information belonging to the Company, and any other agreements, promises or representations relating to severance pay or other terms and conditions of employment are null and void.

This Release does not affect EMPLOYEE’S right to any benefits to which EMPLOYEE may be entitled under any employee benefit plan sponsored by the Company.

Accordingly, EMPLOYEE acknowledges and agrees that:

(a)           The Severance Pay exceeds the nature and scope of that to which EMPLOYEE would otherwise have been legally entitled to receive;

(b)           EMPLOYEE is knowingly and voluntarily executing this General Release and the Age Discrimination in Employment Act waiver herein;

(c)           EMPLOYEE has been advised by the Company to consult with EMPLOYEE’S attorney regarding the terms of this General Release before signing it;

(d)           EMPLOYEE has the right to revoke this General Release in full within seven (7) calendar days of execution by providing written notice to Kelly Wilson, Senior Vice President, and that none of the terms and provisions of this General Release shall become effective or be enforceable until such revocation period has expired;

(e)           EMPLOYEE has read and fully understands the terms of this General Release;

(f)           Nothing contained in this General Release purports to release any of EMPLOYEE’s rights or claims under state workers’ compensation or unemployment laws;

(i)           In the event EMPLOYEE breaches the provisions of the Confidential Information provisions of the Plan, (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of the Confidential Information provisions of the Plan, (b) the Company shall not be obligated to continue payment of the Severance Pay to EMPLOYEE, and (c) EMPLOYEE shall be obligated to pay to the Company its costs and expenses in enforcing this General Release and defending against such lawsuit (including court costs, expenses and reasonable legal fees), to the extent authorized by applicable law; and

(j)           EMPLOYEE further waives, releases, and discharges the Company from any reinstatement rights that EMPLOYEE may have and acknowledges that EMPLOYEE has not suffered any on-the-job injury for which EMPLOYEE has not already filed a claim.

IN WITNESS WHEREOF, the EMPLOYEE has executed this General Release as of the date indicated below.

EMPLOYEE
(Signature)

(Print or type name)

Date